Exhibit 3.3

AMENDED AND RESTATED
BY-LAWS
OF
DR PEPPER SNAPPLE GROUP, INC.

As of May 17, 2012

ARTICLE I
OFFICES

Section 1.    Registered Office. The registered office of Dr Pepper Snapple Group, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held for the purpose of electing directors and conducting such other business as may properly come before the meeting in accordance with Article II, Section 6. The date, time and place, within or without the State of Delaware, of the annual meeting shall be determined by the Board and stated in the notice of the meeting or in a waiver of notice of such annual meeting.

Section 2.Special Meetings.  Special meetings of stockholders may be held at such date, time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a waiver of notice thereof. Special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by resolution duly adopted by the affirmative vote of the majority of the members of the Board, and may not be called by any other person or persons. Any such resolution shall be sent to the Chairman of the Board or the Chief Executive Officer and the Secretary or Assistant Secretary and shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the notice.

Section 3.    Notice.  (a) Except as otherwise provided by applicable law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

meeting.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware as it now exists and may hereinafter be amended (the “DGCL”)) by the stockholder to whom the notice is given.  The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting.  The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

(b)    When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, written notice of the new place, date and time of the adjourned meeting shall be given in conformity herewith.

(c)     If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Section 4.     Stockholders List.  The officer having charge of the stock ledger of the Corporation shall make available, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.     Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, as amended and restated to date (the “Certificate of Incorporation”). If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place, without notice, other than as required in Section 3(b) above and other than announcement at the meeting at which the adjournment was taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

Section 6.     Advance Notice Provisions for Business (other than Nominations for Election of Directors) to be Transacted at Annual Meeting. (a) No business (other than Nominations (as defined below)) (“Business”) may be transacted at an annual meeting of stockholders, other than Business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (C) otherwise properly brought before the annual meeting by any stockholder of the Corporation who (1) is a stockholder of record on both (x) the date of the giving of the notice provided for in this Section 6 and (y) the record date for the determination of stockholders entitled to vote at such annual meeting and (2) complies with the notice procedures set forth in this Section 6.

(b)     In addition to any other applicable requirements, for Business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and the Business must constitute a proper matter under Delaware law for stockholder action.

(c)     To be timely, a stockholder's notice regarding any proposed Business shall be delivered to the Secretary at the principal executive offices of the Corporation and received not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs.

(d)     To be in proper written form, a stockholder's notice to the Secretary must set forth as to the Business such stockholder proposes to bring before the annual meeting (1) a brief description of such Business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for proposing such Business at the annual meeting, (2) the name and record address of such stockholder, and beneficial owner, if any, on whose behalf the Business is proposed (for purposes of this Section 6, “beneficial owner”), (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder or beneficial owner as of the date of notice, and the stockholder's agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder or beneficial owner as of such record date, (4) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such Business by such stockholder or beneficial owner, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (regardless of whether the

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), any material interest of such stockholder or beneficial owner in such Business, and the stockholder's agreement to notify the Corporation in writing within five business days after the record date for the annual meeting of any such arrangement or understanding in effect, and any such material interest, as of such record date, (5) a description of all arrangements or understandings (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that have been entered into as of the date of the stockholder's notice by, or on behalf of, the stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of capital stock of the Corporation, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Corporation, and the stockholder's agreement to notify the Corporation in writing within five business days after the record date for the annual meeting of any such arrangement or understanding in effect as of such record date, (6) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such Business before the meeting and (7) a representation whether the stockholder or the beneficial owner, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposed Business and/or (y) otherwise to solicit proxies from stockholders in support of such proposed Business. For purposes of this Section 6 and Section 7 below, a person or entity is the “beneficial owner” of all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

(e)     If the presiding officer of an annual meeting determines that any Business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that such Business was not properly brought before the meeting and such Business shall not be transacted.

(f)     Notwithstanding the provisions of this Section 6, in order to include information with respect to a stockholder proposal in the Corporation's proxy statement and form of proxy for an annual meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act, and the foregoing notice requirements of this Section 6 will not apply to stockholders who have notified the Corporation of their intention to present a stockholder proposal only pursuant to and in compliance with such regulations.

(g)     Adjournment. In no event shall the adjournment of an annual meeting of the stockholders, or any announcement thereof, commence a new period for the giving of notice under this Section 6.

Section 7.     Advance Notice Provisions for Nominations for Election of Directors. (a) For a nomination for election of a director of the Corporation (each, a “Nomination”) to be made by a stockholder of the Corporation at an annual or special meeting of stockholders at which one or more directors are to be elected pursuant to the Corporation's notice of meeting, such stockholder must (A) be a stockholder of record on both (1) the date of the giving of the notice provided for in this Section 7 and (2) the record date for the determination of stockholders

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

entitled to vote at such annual or special meeting and (B) comply with the notice procedures set forth in this Section 7. If a stockholder is entitled to vote only for a specific class or category of directors at an annual or special meeting of the stockholders, such stockholder's right to make a Nomination pursuant to this Section 7 shall be limited to such class or category of directors.

(b)     To be timely in connection with the annual meeting of the stockholders, a stockholder's notice regarding a Nomination shall be delivered to the Secretary at the principal executive offices of the Corporation and received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote for the election of such director(s) at such meeting and otherwise satisfying the requirements specified in Section 7(a) may make a Nomination to such position(s) as are specified in the Corporation's notice of such meeting, but only if the stockholder's notice regarding a Nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

(c)     To be in proper written form, a stockholder's notice to the Secretary must be set forth (A) as to each person whom the stockholder proposes to be subject to such stockholder's Nomination, (for purposes of this Section 7, each a “nominee”), (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class or series and number of shares of capital stock of the Corporation, if any, which are owned beneficially and of record by the nominee as of the date of notice, and the stockholder's agreement to notify the Corporation in writing within five business days after the record date for the annual or special meeting of the class or series and number of shares of capital stock of the Corporation, if any, which are owned beneficially and of record by such nominee as of such record date, (4) a written statement executed by such nominee acknowledging that, as a director of the Corporation, such person will owe a fiduciary duty, under the DGCL, exclusively to the Corporation and its stockholders and (5) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (B) as to both the stockholder giving notice and the beneficial owner, if any, on whose behalf the Nomination is made (for the purpose of this Section 7, a “beneficial owner”), (1) the name and record address of such stockholder and beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

record by such stockholder or beneficial owner as of the date of notice, and the stockholder's agreement to notify the Corporation in writing within five business days after the record date for the annual or special meeting of the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder or beneficial owner as of such record date, (3) a description of all arrangements or understandings between such stockholder or beneficial owner and each nominee and any other person or persons (including their names) pursuant to which the Nomination(s) are to be made by such stockholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and the stockholder's agreement to notify the Corporation in writing within five business days after the record date for the annual or special meeting of any such arrangement or understanding in effect as of such record date, (4) a description of all arrangements or understandings (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that have been entered into as of the date of the stockholder's notice by, or on behalf of, the stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of capital stock of the Corporation, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Corporation, and the stockholder's agreement to notify the Corporation in writing within five business days after the record date for the annual or special meeting of any such arrangement or understanding in effect as of such record date, (5) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual or special meeting to make the Nomination of the nominee(s) named in its notice and (6) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each nominee to being named as a nominee and to serve as a director if elected.

(d)     If the presiding officer of an annual or special meeting determines that such a stockholder Nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the Nomination was defective and such defective Nomination and such nominee shall be disregarded.

(e)     Adjournment. In no event shall the adjournment of an annual or special meeting of the stockholders, or any announcement thereof, commence a new period for the giving of notice under this Section 7.

(f)     Definition of Publicly Announced. For purposes of Section 6 above and this Section 7, a matter shall be deemed to have been “publicly announced” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission and a “public announcement” shall be deemed to have been made on such date.

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

Section 8.     Inspectors.  The Board shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of stockholders, or any adjournment thereof, in advance of such meeting, but if the Board fails to make such appointments or if an appointee fails to serve, the presiding officer of the meeting of stockholders may appoint substitute inspectors.

Section 9.     Voting.  (a) Except as otherwise provided by applicable law or in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder on the record date for the meeting. The ability of the stockholders to engage in cumulative voting is specifically denied. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-Laws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such proxy shall be filed with the Secretary before the vote at such meeting of stockholders. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Except as set forth below in this Section 9 or as required by applicable law, when a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting. Voting at meetings of stockholders need not be by written ballot unless so directed by the presiding officer of the meeting or the Board.

(b)     For purposes of non-contested elections of incumbent directors, a vote of the holders of a majority of stock which was actually voted means that the number of shares voted “for” an incumbent director's election must exceed the number of votes cast “against” that director's election, with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” that director's election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes present in person or represented by proxy at any meeting for the election of directors at which a quorum is present. An election of directors shall be considered contested if the number of nominees standing for election at any meeting of stockholders exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the Secretary within 30 days following the close of the applicable notice of Nomination period set forth in Section 7 of this Article II, based on whether one or more notices of Nomination were timely filed in accordance with said Section 7 (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of Nomination and not otherwise as to its validity). If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of Nomination are

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election.

(c)     If an incumbent director does not receive a majority of the votes cast in an election that is not a contested election, the director shall promptly tender his or her irrevocable resignation to the Chairman of the Board following certification of the vote. Thereafter, the Board shall decide, through a process managed by the Corporate Governance and Nominating Committee (excluding the nominee in question from all Board and Committee deliberations), whether to accept such resignation within 90 days of the date of such resignation. The Board in making its decision may consider any factors and other information that it considers appropriate or relevant. The Board's explanation of its decision shall be disclosed promptly in a Current Report on Form 8-K filed with the Securities and Exchange Commission or in a press release that is widely disseminated. If such incumbent director's resignation is accepted by the Board, then such director shall immediately cease to be a member of the Board upon the date of action taken by the Board to accept such resignation. If such incumbent director's resignation is not accepted by the Board, such director will continue to serve until the next annual meeting or until his or her subsequent resignation or removal.

(d)     If the Board accepts a director's resignation pursuant to this Section 9, or if a nominee for director is not elected and such nominee is not an incumbent director, then the Board may fill the resulting vacancy in accordance with Section 11 of Article III or may decrease the size of the Board pursuant to Section 2 of Article III.

Section 10.     Order of Business.  (a) Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of stockholders shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting of stockholders, by ascertaining whether any stockholder or his or her proxy may be excluded from any meeting of stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

(b)     Meetings of stockholders shall be presided over by the Chairman of the Board or, in the Chairman's absence, by the Chief Executive Officer, or in the Chief Executive Officer's absence, by an officer of the Corporation designated by the Board, or in the absence of such designation by a Chairman chosen by vote of the stockholders at the meeting.  The Secretary or Assistant Secretary shall act as secretary of the meeting, but in the Secretary's or Assistant Secretary's absence, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 11.     Action without a Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these By-Laws, and no action shall be taken by the stockholders by written consent.

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

Section 12.     Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE III
BOARD OF DIRECTORS

Section 1.Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by stockholders.

Section 2.Number, Election and Qualification. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect directors, the number of directors of the Corporation shall be established by resolution of the Board. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, the election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

Section 3.Classes of Directors. Until the election of directors at the annual meeting of stockholders to be held after the year ending December 31, 2012 (the “2012 Annual Meeting”), the Board shall be and is divided into three classes: Class I, Class II and Class III. The assignment of directors among classes shall be determined by resolution of the Board.

Section 4.Terms of Office. Beginning with any director elected at the 2012 Annual Meeting, each director whose term is expiring shall be elected for a term of one (1) year. Any director who was elected for a three (3) year term prior to the 2012 Annual Meeting (each, a “Continuing Classified Director”) shall serve the remaining duration of his or her three-year term. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal. Upon the expiration of the term of a Continuing Classified Director, each elected successor for such director shall be elected for a one (1) year term. No decrease in the authorized number of directors shall shorten the term of any Continuing Classified Director.

Section 5.Quorum and Manner of Acting. Unless otherwise provided by law or the Certificate of Incorporation, the presence of a majority of the members of the Board shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until the quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the Board at which a quorum is present, all matters shall be decided by the affirmative vote of the majority of directors present, except as otherwise required by law. The Board may hold its

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Amended and Restated By-Laws
(As of May 17, 2012)

meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

Section 6.Annual Board Meeting. In connection with each annual meeting of stockholders for the election of directors, the Board shall meet at the place of the annual meeting of the stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all directors who may not have received such notice.

Section 7.Regular Meetings. Regular meetings of the Board may be held, without notice, at such time and place, within or without the State of Delaware, as shall from time to time be determined by resolution of the Board. At such meetings, the Board may transact such business as may be brought before the meeting.

Section 8.Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the directors. Notice of each such meeting shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, at least 24 hours before the date and time of the meeting, or sent in writing to each director either by first class mail, charges prepaid, at least three days before the date of the meeting or by a reputable overnight delivery service, at least two days before the date of the meeting. Each such notice shall state the time and place of the meeting and need not state the purpose or purposes thereof. Notice of any meeting of the Board need not be given to any director if he or she shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he or she shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-Laws or terms of the notice thereof, any and all business may be transacted at any meeting even though no notice shall have been given.

Section 9.Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors at a special meeting of stockholders called in accordance with the Certificate of Incorporation and these By-Laws expressly for that purpose; provided that, any director may be removed from office by the affirmative vote of a majority of the Board, at any time prior to the expiration of their term of office, as provided by applicable law, in the event a director is in breach of any agreement between such director and the Corporation relating to such director's service as a director or employee of the Corporation.

Section 10.Resignations. Any director may resign at any time by giving notice to the Chairman of the Board, the President, the Secretary or any committee to which the Board has delegated the authority to accept resignations. Subject to Section 9(c) of Article II, the

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

resignation of any director shall take effect upon receipt of notice thereof or at such later time, including without limitation, upon the happening of a specified event, as shall be specified in such notice, and acceptance of such resignation shall not be necessary to make it effective.

Section 11.Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy or newly created directorships in the Board, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders.  A director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor, subject to the election and qualification of a successor and to such director's earlier death, resignation, retirement or removal.

Section 12.Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, directors shall be entitled to such compensation for their services, in the form of cash or equity of the Corporation or other compensation, or a combination thereof, as may be approved by the Board from time to time, including, if so approved, reasonable annual fees and reasonable fees for attending meetings of the Board and meetings of any committee of the Board. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from any such meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 13.Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board (including any committee) may be taken without a meeting if written consent thereto is signed or transmitted electronically by all members of the Board (or all members of such committee), and such written consent is filed with the minutes or proceedings of the Board or committee, as applicable.

Section 14.Telephonic Participation in Meetings. Any member of the Board, or any committee thereof, may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meetings.
ARTICLE IV
COMMITTEES OF DIRECTORS

Section 1.     Designation of Committees. The Board may, by resolution passed thereby, designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided in the Certificate of Incorporation, these By-Laws or the resolution of the Board designating the committee, a committee may create one or more

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 2.     Vacancies. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 3.     Powers. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board to the extent provided by Section 141(c) of the DGCL as it exists now or may hereafter be amended.

Section 4.     Minutes. Each committee of the Board shall keep regular minutes of its meetings and report the same to the Board when required.
ARTICLE V
OFFICERS

Section 1.Principal Officers. The Board shall elect, if and when designated by the Board, a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, and may in addition elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents or one or more Assistant Secretaries and Assistant Treasurers and such other officers as it deems fit; the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Treasurer, the Executive Vice President(s), if any, being the principal officers of the Corporation. No officer need be a stockholder and one person may hold, and perform the duties of, any two or more of the said offices.

Section 2.Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board at the meeting thereof held in connection with the annual meeting of stockholders. Each such officer shall hold office until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation, retirement or removal.

Section 3.Other Officers. In addition, the Board may elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other officers as they deem fit. Any such other officers chosen by the Board shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board, the Chairman of the Board or the Chief Executive Officer may from time to time determine.

Section 4.Removal and Resignation. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and the acceptance of such resignation shall not be necessary to make it effective. Except as the

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer's resignation or removal, or any right to damages on account of such removal, whether such officer's compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

Section 5.     Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

Section 6.     Chairman of the Board. The Chairman of the Board shall have general powers and duties of supervision and management usually vested in the office of the Chairman of the Board of a corporation. The Chairman of the Board shall preside, if present, at all meetings of the Board and at all meetings of the stockholders. He or she shall have and perform such other duties as from time to time may be assigned to him by the Board.

Section 7.    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision, direction and control of the business of the Corporation. He or she shall, in the absence of the Chairman, preside at all meetings of the stockholders and the Board. The Chief Executive Officer shall have such other powers and be subject to such other duties as the Board or the Chairman of the Board may from time to time assign and as may be provided by applicable law.

Section 8.    President. Unless some other officer has been elected Chief Executive Officer, the President shall be the chief executive officer of the Corporation with the powers and duties set forth in Section 7 of this Article V. If a Chief Executive Officer has been elected, the President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board, the Chairman of the Board or the Chief Executive Officer and as may be provided by applicable law.

Section 9.    Vice President(s). Each Executive Vice President, Senior Vice President and Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

Section 10.    Treasurer and Assistant Treasurers. (a) The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation. He or she shall exhibit at all reasonable times his or her books of account and records to any of the directors upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he or she shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board, the Chief

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)

Executive Officer or the President. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board may require.

(b)     The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board or, if there be no such determination, in the order of their election) shall perform the duties and exercise the powers of the Treasurer.

Section 11.    Secretary and Assistant Secretaries. (a) The Secretary, if present, shall act as secretary at all meetings of the Board and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

(b)     The Assistant Secretaries shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board or, if there be no such determination, in the order of their election) shall perform the duties and exercise the powers of the Secretary.

(c)    In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the Chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

ARTICLE VI

TRANSFERS OF STOCK

Section 1.General. Unless otherwise provided by resolution of the Board, each class or series of the shares of capital stock in the Corporation shall be issued in certificated form. Shares that are uncertificated shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney or legal representative upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

Section 2.Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of

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Amended and Restated By-Laws
(As of May 17, 2012)

stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which, unless otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such meetings, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 3.Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4.Lost, Stolen or Destroyed Certificates. In the event the Corporation issues certificated shares, the Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to present reasonable evidence of such loss, theft or destruction in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.
ARTICLE VII
MISCELLANEOUS

Section 1.Corporate Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware. The Secretary shall be the custodian of the seal. The Board may authorize a duplicate seal to be kept and used by any other officer.

Section 2.Voting of Stock Owned by the Corporation. The Board may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

Section 3.Dividends. Subject to applicable law and the provisions of the Certificate of Incorporation, the Board may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their

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Amended and Restated By-Laws
(As of May 17, 2012)

discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

Section 4.Fiscal Year.  Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.

Section 5.Certificate of Incorporation.  All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

Section 6.Severability. If any provision of these By-Laws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-Laws and such other provisions shall continue in full force and effect.
ARTICLE VIII
AMENDMENTS

Section 1.     General. The Board shall have the power to adopt, amend or repeal these By-Laws at any valid meeting by the affirmative vote of a majority of the whole Board. These By-Laws may also be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon called for that purpose, by the affirmative vote of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon; provided however, that with respect to Sections 2, 6, 7 and 11 of Article II, Sections 2, 3, 4, 8, 9 and 11 of Article III and this Article VIII, such provisions may only be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting called for that purpose of holders of shares of stock entitled to vote thereon, by an affirmative vote of not less than two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon.

Dr Pepper Snapple Group, Inc.
Amended and Restated By-Laws
(As of May 17, 2012)